UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

National Fuel Gas Company

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-3880	13-1086010
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street Williamsville, New York		14221
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In connection with the offering and sale of $450,000,000 aggregate principal amount of 5.20% notes due 2025 (the “Notes”), National Fuel Gas Company (the “Company”) is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-202877):

1.	Underwriting Agreement, dated June 22, 2015, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, acting as representatives of several underwriters named therein.

2.	Officer’s Certificate dated June 25, 2015, establishing the terms of the Notes.

3.	Form of Note, as established by the Officer’s Certificate above.

4.	Opinion of Jones Day.

5.	Opinion of Lowenstein Sandler LLP.

6.	Ratio of Earnings to Fixed Charges.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 22, 2015, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, acting as representatives of several underwriters named therein

4.1.1	Officer’s Certificate dated June 25, 2015, establishing the terms of the Notes

4.1.2	Form of Note (included in 4.1.1 above)

5.1.1	Opinion of Jones Day

5.1.2	Opinion of Lowenstein Sandler LLP

12.1	Ratio of Earnings to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5.1.1)

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

June 25, 2015	By:	/s/ J. R. Peterson
J. R. Peterson
Assistant Secretary

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 22, 2015, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, acting as representatives of several underwriters named therein

4.1.1	Officer’s Certificate dated June 25, 2015, establishing the terms of the Notes

4.1.2	Form of Note (included in 4.1.1 above)

5.1.1	Opinion of Jones Day

5.1.2	Opinion of Lowenstein Sandler LLP

12.1	Ratio of Earnings to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5.1.1)

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1.2)